EXHIBIT 10.4

                                                                January __, 2007


ChinaGrowth South Acquisition Corporation
1818 Canggong Road, Fengxian
Shanghai Chemical Industry Park
Shanghai, China 201417

Morgan Joseph & Co. Inc.
600 Fifth Avenue
19th Floor
New York, New York 10020


                  Re:  INITIAL PUBLIC OFFERING

Gentlemen:

                  The undersigned director of ChinaGrowth South Acquisition Corporation ("Company"), in consideration of Morgan Joseph & Co. Inc. ("Morgan Joseph") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

                  1. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate the trust account as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Fund, except with respect to any of the IPO Shares, as defined herein, acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim

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whatsoever) which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold, or a prospective target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (as defined in the Letter of Intent).

                  2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees (i) not to become an officer, director or principal shareholder of entities, including but not limited to blank check companies, which are engaged in business activities similar to those intended to be conducted by the Company until the earlier of completion of a business combination or the Company's dissolution, and (ii) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

                  3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm and is reasonably acceptable to Morgan Joseph that the Business Combination is fair to the Company's shareholders from a financial perspective.

                  4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned ("Affiliate") will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, Global Vestor Capital Partners, LLC ("Related Party"), shall be allowed to charge the Company an allocable share of Related Party's overhead, up to $7,500 per month, to compensate it for the Company's use of Related Party's office space, utilities, administrative, technology and secretarial services. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

                  5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate originates a Business Combination.

                  6. The undersigned agrees to be a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned's biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire previously furnished to the Company and Morgan Joseph is true and accurate in all respects. The undersigned represents and warrants that:

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          (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he is not currently a defendant in any such criminal proceeding; and

          (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

                  7. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

                  8. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned's background and finances ("Information"). Neither Morgan Joseph nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

                  9. In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all ordinary shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares, provided however, that nothing herein shall restrict in any manner the vote of the undersigned with respect to any IPO Shares owned by him or any shares purchased by him in the open market subsequent to completion of the IPO.

                  10. The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and ending one year from the date of the Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

                  11. The undersigned will escrow his founding directors warrants purchased in a private placement concurrent with the IPO until consummation of a Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

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                  12. The undersigned agrees to not to resign (or advise the
Board that the undersigned declines to seek re-election to the Board of Directors) from his position as director of the Company as set forth in the Registration Statement without the prior consent of Morgan Joseph until the earlier of the consummation by the Company of a Business Combination, liquidation of the Trust Account, or the liquidation of the Company. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned's employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company.

                  13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a "Proceeding") shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint DLA Piper Rudnick Gray Cary US LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

                  14. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, share capital exchange, asset or share acquisition, reorganization or otherwise, of an operating business or businesses in the media, entertainment and/or telecommunications industries; (ii) "Insiders" shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; and (iii) "IPO Shares" shall mean the ordinary shares issued in the Company's IPO.




                                                     /s/ Michael W. Zhang
                                                     -------------------------
                                                     Signature